UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2014
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DreamWorks Animation SKG, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (818) 695-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.	Termination of a Material Definitive Agreement.

On May 5, 2014, DreamWorks Animation SKG, Inc. (the “Company”) received a letter from M&JK Dream, LLC (“Lessor”) terminating the Amended and Restated Non-Exclusive Aircraft Sublease Agreement dated April 22, 2009 (the “Sublease”) by and between the Lessor and the Company, effective as of May 10, 2014. Lessor is controlled by Jeffrey Katzenberg, the Company’s Chief Executive Officer.

The Sublease provided for the Company’s use of an aircraft leased by the Lessor from another entity that was previously controlled by Mr. Katzenberg and Steven Spielberg, who beneficially owns more than 5% of the Company’s outstanding Class A Common Stock. Under the Sublease, the Company paid all aircraft operating expenses on Mr. Katzenberg’s Company-related flights. In addition, in the event that Mr. Katzenberg used the aircraft for Company-related travel more than an agreed-upon number of hours during a 12-month period, the Company was obligated to pay the Lessor a specified hourly rate, less the fuel expense and flight attendant costs for those flight hours.

A copy of the termination letter received from the Lessor is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.     Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Letter dated April 30, 2014 from M&JK Dream, LLC to the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.
Date: May 6, 2014	By:	/s/ Andrew Chang
Andrew Chang
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter dated April 30, 2014 from M&JK Dream, LLC to the Company.